Exhibit 3.5

EXECUTION VERSION

Company No. 4886096

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION*

Of

INMARSAT INVESTMENTS LIMITED

(FORMERLY GRAPECLOSE LIMITED)

As amended by Special Resolution dated 6 January 2004

PRELIMINARY

1.                                       (A)                              The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 (as amended) (“Table A”) apply to the Company except to the extent that they are excluded or modified by these articles.

(B)                                The regulations of Table A numbered 24, 38, 60, 61, 64, 73, 74, 75, 76, 77, 78, 80, 81, 90, 94, 95, 96, 97, 98, 115 and 118 do not apply.  The regulations of Table A numbered 37, 46, 53, 57, 59, 62, 65, 66, 67, 68, 72, 79, 84, 88, 110, 112 and 116 are modified.  The regulations of Table A numbered 88, 91 and 93 are excluded if and for so long as there is a sole director of the Company.  The regulation of Table A numbered 89 is modified if and for so long as there is a sole director of the Company.  The regulations of Table A numbered 40 and 54 are modified if and for so long as the Company has only one member.  Subject to these exclusions and modifications, and in addition to the remaining regulations of Table A, the following are the articles of association of the Company.

(C)                                Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

*                 Pursuant to a written resolution passed on 16 December 2003, article 3 was deleted and replaced with a new article 3.

PRIVATE COMPANY

2.                                       The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

SHARE CAPITAL

3.                                       The authorised share capital of the Company amended by written resolutions on 29 December 2003, is EURO 315,390 divided into 1,539,000 “A” Ordinary Shares and 30,000,000 “B” Ordinary Shares of EUR 0.01.

4.                                       (A)                              Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.

(B)                                The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of incorporation of the Company unless previously renewed, varied or revoked by the Company in general meeting.

(C)                                The maximum amount of relevant securities which may be allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but as yet unissued share capital of the Company at the date of incorporation of the Company.

(D)                               By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities of the Company to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

5.                                       The pre-emption provisions of section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act do not apply to any allotment of the Company’s equity securities.

TRANSFERS

6.                                       The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully-paid share or a share on which the Company has a lien.

7.                                       Notwithstanding the above provisions of this Article or anything otherwise provided in these Articles (whether by way of or in relation to pre-emption rights, restrictions on, or conditions applicable to, share transfers, or otherwise) the Director shall not decline to register any transfer of shares and shall not suspend registration thereof;

(a)                                  where such transfer is in favour of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) and the transfer is as contemplated by, or pursuant to, any mortgage or charge of shares or any call or other share option granted in favour of the bank (whether as facility agent, security trustee or otherwise); or

(b)                                 where such transfer is by or on behalf of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) in favour of any third party upon disposal or realisation of shares following the bank (whether in its capacity as facility agent, security trustee or otherwise) having become entitled to exercise or enforce its rights under any such mortgage, charge and/or call or other option, and a certificate by any officer of the bank that the relevant transfer is within paragraph (a) and (b) above shall be conclusive evidence of that fact.

GENERAL MEETINGS

8.                                       Regulation 37 of Table A is modified by the deletion of the words “eight weeks” and the substitution for them of the words “28 days”.

NOTICE OF GENERAL MEETINGS

9.                                       An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution must be called by at least 21 clear days’ notice.  All other extraordinary general meetings must be called by at least 14 clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a)                                  in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and

(b)                                 in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or (ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

The notice must specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, must specify that the meeting is an annual general meeting.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice must be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

PROCEEDINGS AT GENERAL MEETINGS

10.                                 A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and regulation 46 of Table A is modified accordingly.

11.                                 Regulation 53 of Table A is modified by the addition at the end of the following sentence:  “If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.”.

VOTES OF MEMBERS

12.                                 Regulation 57 of Table A is modified by the inclusion after the word “shall” of the phrase “, unless the directors otherwise determine,”.

13.                                 Regulation 59 of Table A is modified by the addition at the end of the following sentence: “Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.”.

14.                                 An instrument appointing a proxy must be in writing in any usual form or in any other form which the directors may approve and must be executed by or on behalf of the appointor.

15.                                 Regulation 62 of Table A is modified by the deletion in paragraph (a) of the words “deposited at” and by the substitution for them of the words “left at or sent by post to”, by the substitution in paragraph (a) of the words “at any time” in place of “not less than 48 hours”, by the substitution in paragraph (aa) of the words “at any time” in place of “not less than 48 hours” and by the substitution in paragraph (b) of the words “at any time” in place of “not less than 24 hours”.

16.                                 A company which is a member may, by resolution of its directors or other governing body, whether or not expressed to be pursuant to any provision of the Act, authorise one or more persons to act as its representatives at a meeting or at a separate meeting of the holders of a class of shares (a “representative”).  Each representative is entitled to exercise on behalf of the company (in respect of that part of the company’s holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member.  The company is for the purposes of the articles deemed to be present in person at a meeting if a representative is present.  All references to attendance and voting in person shall be construed accordingly.  A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

NUMBER OF DIRECTORS

17.                                 Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to any maximum and the minimum number is one.

ALTERNATE DIRECTORS

18.                                 A director may appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director.  That person need not be approved by resolution of the directors, and regulation 65 is modified accordingly.

19.                                 An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors of which his appointor is a member.  An alternate director may waive the requirement that notice be given to him of a meeting of directors or a committee of directors, either prospectively or retrospectively.  Regulation 66 of Table A is modified accordingly.

20.                                 Regulation 68 of Table A is modified by the addition at the end of the following sentence: “Any such notice may be left at or sent by post or facsimile transmission to the office or another place designated for the purpose by the directors.”.

DELEGATION OF DIRECTORS’ POWERS

21.                                 Regulation 72 is modified by the addition at the end of the regulation of the following sentence:  “Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision must be construed as permitting the exercise of the power, authority or discretion by the committee.”.

APPOINTMENT AND REMOVAL OF DIRECTORS

22.                                 The directors are not subject to retirement by rotation.  Regulations 73, 74 and 75 of Table A do not apply, and reference in regulations 67 and 84 to retirement by rotation must be disregarded.

23.                                 The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

24.                                 A person appointed by the directors to fill a vacancy or as an additional director is not required to retire from office at the annual general meeting next following his appointment and the last two sentences of regulation 79 of Table A are deleted.

25.                                 No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age.  No special notice is required in connection with the appointment or the approval of the appointment of such person.  No director is required to vacate his office at any time because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company.

26.                                 The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at general meetings of the Company may remove a director from office and appoint a person to be a director, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the articles as the maximum number of directors.  The removal or appointment is effected by notice to the Company signed by or on behalf of the holder or holders.  The notice may consist of several documents in similar form each signed by or on behalf of one or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the directors for the purpose.  The removal or appointment takes effect immediately on deposit of the notice in accordance with the articles or on such later date (if any) specified in the notice.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

27.                                 The office of a director is vacated if:

(a)                                  he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b)                                 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)                                  he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

(d)                                 he resigns his office by notice to the Company; or

(e)                                  he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

(f)                                    he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors; or

(g)                                 he is removed from office by notice given by a member or members under article 25.

REMUNERATION OF DIRECTORS

28.                                 A director who, at the request of the directors, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the directors may decide.

PROCEEDINGS OF DIRECTORS

29.                                 Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentences:  “Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom.  A director may waive the requirement that notice be given to him of a meeting of directors or a committee of directors, either prospectively or retrospectively.”.

30.                                 A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting.  A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote.  Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place.  The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

31.                                 If and for so long as there is a sole director of the Company:

(a)                                  he may exercise all the powers conferred on the directors by the articles by resolution in writing signed by him or by any means permitted by the articles or the Act;

(b)                                 for the purpose of regulation 89 of Table A the quorum for the transaction of business is one; and

(c)                                  all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

32.                                 Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty.  The director must be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

DIVIDENDS

33.                                 The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

CAPITALISATION OF PROFITS

34.                                 The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by him of any partly-paid shares rank for dividend, so long as those shares remain partly paid, only to the extent that those partly-paid shares rank for dividend and regulation 110 of Table A is modified accordingly.

NOTICES

35.                                 Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following:  “A member whose registered address is not within the United Kingdom is entitled to have notices given to him at that address or at an address specified by him to which notices may be sent using electronic communications and in this article “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications.”

36.                                 A notice sent to a member (or another person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:

(a)                                  24 hours after posting, if pre-paid as first class, or

(b)                                 48 hours after posting, if pre-paid as second class,

and a notice contained in an electronic communication shall be deemed to be given at the expiration of 48 hours after the time it was sent.

A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail.  Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given.  Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators, shall be conclusive evidence that the notice was given.  A notice not sent by post or using electronic communications, but left at a member’s registered address is deemed to have been given on the day it was left.

37.                                 Regulation 116 of Table A is modified by the deletion of the words “within the United Kingdom”.

INDEMNITY

38.                                 Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(a)                                  defending proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

(b)                                 in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

39.                                 The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a)                                  a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)                                 trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

SOLE MEMBER

40.                                 If and for so long as the Company has only one member:

(a)                                  in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and regulation 40 of Table A is modified accordingly;

(b)                                 a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

(c)                                  the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

(d)                                 all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

NAME AND ADDRESS OF SUBSCRIBER

JANET ELVIDGE

For and on behalf of

Clifford Chance Nominees Limited

200 Aldersgate Street

London  EC1A 4JJ

DATED this 9 day of July, 2003.

WITNESS to the above signature:

Denise West

200 Aldersgate Street

London  EC1A 4JJ